Exhibit 99.1

VOLCANO CORPORATION ANNOUNCES PRELIMINARY FOURTH QUARTER 2013 REVENUES; YEAR-OVER-YEAR ANNUAL REVENUES INCREASE EIGHT PERCENT ON A CONSTANT CURRENCY BASIS
COMPANY PROVIDES UPDATED REVENUE GUIDANCE FOR 2014
(SAN DIEGO, CA), January 13, 2014 – Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, said today that it expects total revenues on a reported basis for the fourth quarter of 2013 will be approximately $103.3 million, bringing expected full year 2013 revenues on a reported basis to approximately $393.7 million – in line with most recent guidance.
Revenues for the fourth quarter of 2013 reflect an increase of one percent and six percent on a reported basis and constant currency basis, respectively, compared to the fourth quarter a year ago. The expected revenues for all of 2013 reflect an increase of approximately three percent and eight percent on a reported basis and constant currency basis, respectively, versus revenues for all of 2012.
Medical segment revenues in the fourth quarter of 2013 increased approximately one percent on a reported basis and six percent on a constant currency basis versus the fourth quarter of 2012. For all of 2013, medical segment revenues increased approximately four percent and nine percent on a reported and constant currency basis, respectively, versus revenues in 2012.
“Volcano finished 2013 with a solid fourth quarter, highlighted by a 15 percent increase in U.S. IVUS (Intravascular Ultrasound) disposable revenues as we continued to gain increasing penetration of the peripheral market and experience a very good start with our PioneerPlus™ Reentry catheter that we acquired in the third quarter,” said Scott Huennekens, president and chief executive officer. “In addition, we recorded in excess of 20 percent growth for both our IVUS and FM (Functional Measurement) disposable revenues in Europe year-over-year,” he noted.
“These gains were offset by lower than expected growth in our FM business in the U.S. and Japan. In addition, our overall activity in Japan continued to reflect the ongoing weakness of the yen – which negatively impacted our IVUS and FM revenues on a reported basis by approximately 25 percent – as well as declines in PCI activity,” Huennekens added.
“As we begin 2014, we are optimistic about the opportunities available through our market expansion and product development programs. In addition to our growing presence in the peripheral market with our IVUS and PioneerPlus offerings, we are also off to a promising start with the launches of our Crux® inferior vena cava (IVC) filter and Verrata™ everyday pressure wire,” Huennekens said. “Additionally, we are realizing good traction in Europe and Japan with our iFR® (Instant Wave-Free Ratio) product for which we expect regulatory approval and commercial launch in the U.S. in the second half of the year, and are anticipating the launch of our Sync-Rx platform technology during the first half of 2014,” he said.
Guidance
The company also provided updated revenue guidance for 2014. It now expects revenues will increase year-over-year in the range of four-to-six percent on a reported basis and six-to-eight percent on a constant currency basis. This compares to prior guidance for an increase in revenues of nine-to-11 percent on a reported basis and eight-to-ten percent on a constant currency basis. The company said the updated guidance reflects a more moderate view of global FM market growth and a greater than anticipated decline in PCI volumes in Japan. Additionally, updated guidance for as reported revenues reflects an impact of approximately three hundred basis points from currency exchange rates versus prior expectations.
The company said it is providing the estimated revenues for 2013 and updated guidance for 2014 revenues in advance of meetings with the investment community and its presentation at the 32nd Annual J.P. Morgan Healthcare Conference. The company’s presentation will take place at 3:30 p.m., Pacific Standard Time (6:30 p.m., Eastern Standard Time), Wednesday, January 15. A webcast of the presentation will be available through the conference website at http://jpmorgan.metameetings.com/confbook/healthcare14/directlink.php?ticker=VOLC and via the company’s website at www.volcanocorp.com.
The company’s complete fourth quarter and full year 2013 financial results and guidance for 2014 will be provided in a press release, as well as a conference call and publicly available webcast, in late February. Details regarding the date of the earnings press release, conference call and webcast will be provided in a subsequent press release.

About Volcano
Volcano Corporation (Nasdaq: VOLC) is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information-using light and sound as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company’s website at www.volcanocorp.com.
Note Regarding the Use of Non-GAAP Financial Measures
Volcano reports changes in revenues on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors’ understanding of the company’s short-term and long-term financial trends is enhanced by taking into consideration the impact of foreign currency translation on revenues. In addition, Volcano’s management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding Volcano’s expected revenues, revenue growth and foreign currency exchange rates for the quarter and year ended December 31, 2013, and the calendar year 2014, are forward-looking statements involving risks and uncertainties. These statements reflect estimates based on information available at this time and are being made prior to the completion of Volcano’s accounting close procedures, including an audit by its independent accountants, for the year ended December 31, 2013, and could therefore differ from the actual reported results in Volcano’s Form 10-K, which the company expects to file in February 2014. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause Volcano’s actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that Volcano’s revenues or other projections may turn out to be inaccurate or Volcano may encounter unanticipated difficulty in achieving these projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries specifically; current exchange rate fluctuations; the effect of competitive factors and the company’s reaction to those factors; purchasing decisions with respect to the company’s products; the pace and extent of market adoption of the company’s products and technologies; uncertainty in the process of obtaining regulatory approval or clearances for Volcano’s products or devices; the success of Volcano’s growth and other strategies, including the integration of recently-acquired businesses and our ability to integrate businesses from potential future acquisitions; risks associated with Volcano’s international operations; timing and achievement of product development milestones; outcome of ongoing and future litigation, investigations and claims; the impact and benefits of market development and the related size of Volcano’s addressable markets; our ability to protect our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risks inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano’s filings made with the Securities and Exchange Commission, including our 10-Q for the quarter ended September 30, 2013, and other filings made with the Securities and Exchange Commission, which should be read in conjunction with these financial results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.
Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(858) 720-4020
or
Neal Rosen
(650) 458-3014

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Three Months Ended December 31,		Percentage Change	Currency Impact		Constant Currency Percentage Change
	2013	2012	2012 to 2013	Dollar	Percentage
Medical segment:
Consoles:
United States	$6.3	$7.1	(12)%	$—	—%	(12)%
Japan	0.8	1.1	(31)	(0.2)	(17)	(14)
Europe	3.2	2.1	53	0.1	7	46
Rest of world	1.9	1.9	2	—	—	2
Total Consoles	$12.2	$12.2	—	$(0.1)	—	—

IVUS single-procedure disposables:
United States	$23.0	$20.2	15%	$—	—%	15%
Japan	18.9	25.4	(26)	(4.6)	(19)	(7)
Europe	6.3	5.0	24	0.3	5	19
Rest of world	2.1	1.6	28	—	—	28
Total IVUS single-procedure disposables	$50.3	$52.2	(3)	$(4.3)	(8)	5

FFR single-procedure disposables:
United States	$15.0	$14.4	4%	$—	—%	4%
Japan	4.5	5.0	(9)	(1.1)	(22)	13
Europe	8.7	7.1	22	0.4	6	16
Rest of world	1.1	0.7	47	—	—	47
Total FFR single-procedure disposables	$29.3	$27.2	8	$(0.7)	(2)	10

Other	$9.0	$8.4	7%	$(0.4)	(5)%	12%
Sub-total medical segment	$100.8	$100.0	1	$(5.5)	(5)	6

Industrial segment	$2.5	$2.5	(2)%	$—	—%	(2)%
Total	$103.3	$102.5	1	$(5.5)	(5)	6

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Year Ended December 31,		Percentage Change	Currency Impact		Constant Currency Percentage Change
	2013	2012	2012 to 2013	Dollar	Percentage
Medical segment:
Consoles:
United States	$24.3	$24.9	(2)%	$—	—%	(2)%
Japan	2.5	3.2	(23)	(0.5)	(16)	(7)
Europe	9.9	6.3	57	0.3	5	52
Rest of world	7.0	6.3	11	—	—	11
Total Consoles	$43.7	$40.7	7	$(0.2)	(1)	8

IVUS single-procedure disposables:
United States	$83.6	$79.4	5%	$—	—%	5%
Japan	78.8	99.1	(20)	(16.8)	(17)	(3)
Europe	23.7	20.7	15	0.7	3	12
Rest of world	8.1	6.7	21	—	—	21
Total IVUS single-procedure disposables	$194.2	$205.9	(6)	$(16.1)	(8)	2

FFR single-procedure disposables:
United States	$58.0	$51.7	12%	$—	—%	12%
Japan	17.7	13.9	27	(3.8)	(28)	55
Europe	32.8	26.2	25	0.9	3	22
Rest of world	4.1	3.1	35	—	—	35
Total FFR single-procedure disposables	$112.6	$94.9	19	$(2.9)	(3)	22

Other	$34.8	$29.7	17%	$(1.4)	(5)%	22%
Sub-total medical segment	$385.3	$371.2	4	$(20.6)	(5)	9

Industrial segment	$8.4	$10.7	(21)%	$—	—%	(21)%
Total	$393.7	$381.9	3	$(20.6)	(5)	8